Exhibit 4
                                    ---------

                           EMMET, MARVIN & MARTIN, LLP

                               COUNSELLORS AT LAW

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                                                                            177 MADISON AVENUE
                                       120 BROADWAY                    MORRISTOWN, NEW JERSEY 07960
                                                                              (973) 538-5600
WRITER'S DIRECT DIAL             NEW YORK, NEW YORK 10271                   FAX: (973) 538-6448
                                          _____
                                                                         1351 WASHINGTON BOULEVARD
                                      (212) 238-3000                             2ND FLOOR
                                          _____                      STAMFORD, CONNECTICUT 06902-4543
                                                                              (203) 425-1400
                                   FAX: (212) 238-3100                      FAX: (203) 425-1410
                                http://www.emmetmarvin.com
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                                December 5, 2004

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

      Re: American Depositary Receipts for Ordinary Shares of ChinaCast Communication Holdings Limited
            -------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Ordinary Shares of ChinaCast Communication Holdings Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                Very truly yours,

                                                /s/ Emmet, Marvin & Martin LLP
                                                ------------------------------
                                                EMMET, MARVIN & MARTIN, LLP